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                                                                   EXHIBIT 10.13

                              INDEMNITY  AGREEMENT

     THIS INDEMNITY AGREEMENT, effective as of ______________, 1996, between DUPONT PHOTOMASKS, INC., a Delaware corporation (the "Corporation"), and ___________________________ (the "Indemnitee").

                             W I T N E S S E T H :

     WHEREAS, Indemnitee is a member of the Board of Directors of the Corporation (the "Board of Directors"), and in such capacity is performing a valuable service for the Corporation; and

     WHEREAS, Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Corporation, subject to certain conditions, including without limitation, the execution and performance of this Agreement by the Corporation; and

     WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein;

     NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.  SERVICES BY INDEMNITEE        Indemnitee agrees to serve as a director
of the Corporation so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation ("Charter") and By-Laws ("By-Laws") of the Corporation and until such time as he or she resigns or fails to stand for election or is removed from his or her position in accordance with such Charter and By-Laws. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law and subject to any applicable provisions of the Charter or By-Laws).

      2.  INDEMNIFICATION     The Corporation shall indemnify Indemnitee
whenever he or she is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, because he or she is or was a director of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, or other business entity or enterprise, or because of anything done or not done by


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Indemnitee in such capacity, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding, including the costs of any investigation, defense, settlement or appeal; provided that, such Indemnitee acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe that such conduct was unlawful; and except that with respect to a Proceeding brought by or in the right of the Corporation, no indemnification shall be made with respect to any claim, issue or matter if Indemnitee was finally adjudged by a court of competent jurisdiction to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and to the extent that the court in which the suit was brought or other court of competent jurisdiction determines that Indemnitee is entitled to indemnification for such amounts as the court deems proper.

      3. ADVANCEMENT OF EXPENSES If in the judgment of the Board of Directors of the Corporation Indemnitee is reasonably likely to be entitled to indemnification pursuant to Section 2, then all Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the Corporation's receipt of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. If required by law at the time of such advance, Indemnitee hereby agrees to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

      4.  LIMITATIONS    The foregoing indemnity and advancement of Expenses
shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee's benefit, provided however, that notwithstanding the availability of such other indemnification and reimbursement pursuant to such Corporation-maintained policies, Indemnitee may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Corporation, at its request, Indemnitee's claims under such insurance to the extent Indemnitee has been paid by the Corporation.

      5.  INSURANCE AND FUNDING    The Corporation may purchase and maintain
directors and officers, insurance in such amounts as approved by the Board of Directors to protect Indemnitee against any Expenses and Liabilities in connection with any Proceeding to the fullest extent permitted by applicable laws. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the


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payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

      6.  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

     (a) Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit to the Corporation a written request for indemnification. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his or her claim for indemnification. Indemnitee shall submit such claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. The Chairman of the Board, the President or the Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification shall be made not later than ninety (90) days after the Corporation's receipt of his or her written request for such indemnification.

     (b) The Indemnitee shall be entitled to select the forum in which Indemnitee's request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 6(a). The forum shall be any one of the following:

          (i)  The stockholders of the Corporation;

          (ii) A quorum of the Board of Directors consisting of Disinterested Directors; or

          (iii) If such quorum is not obtainable, or even if obtainable, if a quorum of Disinterested Directors so directs, by Independent Legal Counsel in a written opinion as designated by Indemnitee.

          If Indemnitee fails to make such designation, his or her claim shall be determined by an appropriate court of the State of Delaware.

      7.  FEES AND EXPENSES OF INDEPENDENT LEGAL COUNSEL         The Corporation
agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such counsel be retained to make a determination of


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Indemnitee's entitlement to indemnification pursuant to Section 6 of this
Agreement.

      8.  REMEDIES OF INDEMNITEE

          (a) In the event that (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement for any reason, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of his or her rights in an appropriate court of the State of Delaware. The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

          (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

          (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court of the State of Delaware that all or any part of such indemnification is expressly prohibited by law.

          (d) In any court proceeding pursuant to this Section 8, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

      9. MODIFICATION, WAIVER, TERMINATION AND CANCELLATION No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.


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     10.  NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM         Indemnitee shall
promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to so notify the Corporation will not relieve it from any liability for Expenses or Liabilities which it may have to Indemnitee under the terms of this Agreement or otherwise if such omission was not the result of bad faith by Indemnitee. If such omission was the result of Indemnitee's bad faith and such omission prejudices the Corporation's rights, the Corporation will be relieved from liability for Expenses or Liabilities only to the extent of such prejudice; provided, however, no such omission will relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

          (a) The Corporation will be entitled to participate therein at its own expense; and

          (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, and Indemnitee's written confirmation that there is no conflict of interest between the Corporation an Indemnitee with respect to such Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

               (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

               (ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee; or

               (iii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in


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          fact have assumed such defense and be acting in connection therewith with reasonable diligence;

     in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

          (c) The Corporation shall not settle any Proceeding in any manner which would impose any Liability or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.

     11.  NOTICES   All notices, requests, demands and other communications
hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

     (a)  If to Indemnitee, to:

          __________________________
          __________________________
          __________________________

          with a copy to:

          __________________________
          __________________________
          __________________________

     (b)  If to the Corporation, to:

          DuPont Photomasks, Inc.
          100 Texas Avenue
          Round Rock, Texas  78664

or such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

     12. NONEXCLUSIVITY The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the General Corporation Law of the State of Delaware, the Articles or By-Laws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise.


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     13.  CERTAIN DEFINITIONS

          (a) "DISINTERESTED DIRECTOR" shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

          (b) "EXPENSES" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he or she is otherwise not compensated by the Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the Corporation's Charter and By-Laws applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

          (c) "INDEMNIFICATION PERIOD" shall mean the period of time during which Indemnitee shall continue to serve as a director or as an officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or as an officer of the Corporation.

          (d) "INDEPENDENT LEGAL COUNSEL" shall mean any person or firm who is licensed to practice law within the jurisdiction of the United States or any state thereof (including the District of Columbia) and who is in good standing of all applicable bar associations of which he is a member and who, under the applicable standards of professional conduct then prevailing, would not have a conflict in representing either the Corporation or the Indemnitee in an action to determine Indemnitee's rights under this Agreement.

          (e) "LIABILITIES" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, convictions, fines, ERISA or Internal Revenue Code excise taxes and penalties, penalties and any other amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

          (f) "PROCEEDING" shall mean any threatened, pending or completed action, claim, suit, order, arbitration, settlement, alternate dispute resolution mechanism, investigation, administrative hearing or any


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     other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

     14.  BINDING EFFECT, DURATION AND SCOPE OF AGREEMENT        This Agreement
shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or as an officer.

     15.  SEVERABILITY   If any provision or provisions of this Agreement (or
any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

          (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

          (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

     16.  GOVERNING LAW AND INTERPRETATION OF AGREEMENT     This Agreement shall
be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If the laws of the State of Delaware are hereafter amended to permit the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended.

     17. CONSENT TO JURISDICTION The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

     18.  ENTIRE AGREEMENT    This Agreement represents the entire agreement
between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject


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matter of this Agreement, except as specifically referred to herein or as provided in Section 12 hereof.

     19.  COUNTERPARTS   This Agreement may be executed in one or more
counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

                              DUPONT  PHOTOMASKS,  INC.


                              By: ________________________________

                              Name: _____________________________

                              Title: _______________________________


                              [Director]


                              ___________________________________

                              Name: ______________________________


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